UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2005

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I-TRAX, INC.
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(Exact name of registrant as specified in its charter)

Delaware ------------------------	001-31584 ------------------------	23-3057155 ------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Hillman Drive, Suite 130 Chadds Ford, Pennsylvania ------------------------------------------------	19317 ------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 459-2405

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

E. Stuart Clark, Executive Vice President - On-Site Healthcare Services, was a named executive officer in I-trax, Inc.’s 2005 proxy statement. CHD Meridian Healthcare, LLC, a subsidiary of I-trax, and Mr. Clark are parties to an employment agreement dated January 1, 2000, as amended.

On August 23, 2005, CHD Meridian Healthcare and Mr. Clark executed a separation agreement dated August 19, 2005. Under the separation agreement, Mr. Clark’s employment with CHD Meridian Healthcare will terminate on or before September 30, 2005. Mr. Clark will receive severance of $92,500, payable over 6 months following termination in accordance with CHD Meridian Healthcare’s normal payroll practices. In addition, for a period of one year, Mr. Clark agreed not to compete against CHD Meridian Healthcare and solicit CHD Meridian Healthcare’s employees or clients.

The separation agreement is attached to and incorporated by reference in this current report as Exhibit 99.1.

Item 9.01 Exhibits.

99.1	Separation Agreement dated August 19, 2005 (executed on August 23, 2005) between CHD Meridian Healthcare, LLC and E. Stuart Clark.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-TRAX, INC.

Date: August 25, 2005	By: /s/ R. Dixon Thayer
Name: R. Dixon Thayer
Title: Chief Executive Officer